EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China ShouGuan Mining Corporation

We hereby consent to the use in this Annual Registration Statement on Form S-8 of our report dated April 9, 2013, relating to the consolidated financial statements of China ShouGuan Mining Corporation as of and for the year ended December 31, 2012, which appeared in the Annual Report on Form 10-K of China Shouguan Mining Corporation for the year ended December 31, 2012.

/s/ HKCMCPA Company Limited

Certified Public Accountants

August 29, 2013

Hong Kong, China

Unit 602, 6/F, Hoseinee House, 69 Wyndham Street, Central, Hong Kong

Phone: (852) 2573 2296 Fax: (852) 2384 2022                                                         http://www.hkcmcpa.us